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                                                                    EXHIBIT 99.4
                           [LOGO OF PRIMESTAR INC.]


FOR IMMEDIATE RELEASE                       Contacts:
                                            ---------
                                            PRIMESTAR, Inc. Media Relations
                                            -------------------------------
                                            Richard Edmonds 212/521-5212

                                            PRIMESTAR, Inc. Investor Relations
                                            ----------------------------------
                                            Sean Clarke 303/712-4647


                         PRIMESTAR EXTENDS TENDER OFFER
                            AND CONSENT SOLICITATION

     ENGLEWOOD, CO. March 23, 1999 - PRIMESTAR, Inc. announced today that it has extended its tender offer and related consent solicitation (the "Offer") for its 12-1/4% Senior Subordinated Discount Notes due 2007 (the "Discount Notes"), of which there are $275 million in aggregate principal amount at maturity outstanding, and its 10-7/8% Senior Subordinated Notes due 2007 (the "Subordinated Notes" and, together with the Discount Notes, the "Notes"), of which there are $200 million in aggregate principal amount outstanding. The Offer, which was originally scheduled to expire at 5:00 p.m., New York City time, on Monday, March 1, 1999, and which had been extended through 5:00 p.m., New York City time , on Monday, March 22, 1999, has been extended through 5:00 p.m., New York City time, on Thursday, March 25, 1999, unless further extended or abandoned.

     Wasserstein Perella & Co., Inc. is acting as the Dealer Manger for the Offer. The Depositary for the Offer is The Bank of New York. The Information Agent for the Offer is D.F. King & Co., Inc. The Offer is being made pursuant to an Offer to Purchase (and related materials), which more fully sets forth the terms of the Offer. Additional information concerning the terms of the Offer, tendering Notes, consenting to the proposed amendments to the indentures governing the Notes and conditions to the Offer may be obtained from Wasserstein Perella & Co., Inc., 31 West 52nd Street, New York, NY 10019, telephone number
(212) 969-2700 (call collect), Attention: Vishal Bhagwati. Copies of the Offer to Purchase and related materials may be obtained from D.F. King & Co., Inc., 77 Water Street, 20th Floor, New York, NY 10005 (banks and brokers call collect:
(212) 269-5550; all others call toll-free: (800) 714-3311).

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